Exhibit 99.1

Montrouge, France, March 26, 2021

DBV Technologies Announces a New Chair of its Audit Committee and Date of its Annual General Meeting

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, announced today that Ms. Viviane Monges, director and member of the Audit Committee of the Board of Directors, was appointed as Chairperson of the Board’s Audit Committee in replacement of Ms. Claire Giraut effective March 23, 2021.

Ms. Monges has been a member of the Board of DBV, since 2019. Ms. Monges currently serves on the Board of Novo Holdings in Denmark, Union Chimique Belge (UCB) in Belgium, Idorsia Pharmaceuticals in Switzerland, and Voluntis SA in France. Earlier in her career, Ms. Monges served in several financial leadership positions at Wyeth Pharmaceuticals, Novartis OTC, Galderma and most recently as CFO of Nestlé’s Business Excellence Division.

Ms. Giraut has served as a member of Company’s Board of Directors since June 2016 and as the Chairperson of the Board’s Audit Committee since December 2016.

“On behalf of all Board members, the Company’s management team, and shareholders, I thank Claire for her professionalism, expertise, and the commitment with which she has chaired the Audit Committee of DBV. We appreciate her many contributions and wish her well,” said Michel de Rosen, Chairman of DBV’s Board of Directors. “We welcome Viviane to this new leadership role and look forward to working with her in this capacity. Viviane’s financial acumen and experience will continue to bring invaluable insight to DBV.”

DBV and the Board are finalizing the appointment of a new independent director to fill the current vacancy and to join the Audit Committee of the Board. Any such appointment will be provisional and will be submitted to a shareholder vote at the Ordinary and Extraordinary General Meeting that DBV will convene on May 19, 2021. Details and procedures with respect to DBV’s Ordinary and Extraordinary General Meeting will be communicated by the Company at a later date.

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, DBV’s method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV’s food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France and offices in Bagneux, France, and North American operations in Summit, NJ and New York, NY. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345), part of the SBF120 index, and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Forward-Looking Statements

This press release may contain forward-looking statements, including statements regarding Company’s anticipated appointment of a new director and such director’s independence and eligibility to serve on the Audit Committee of Company’s Board of Directors. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual occurrences to differ materially from those described or projected herein include uncertainties related to the availability, qualifications, and independence of candidates to serve as director. A further discussion of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers, DBV’s filings and reports with the U.S. Securities and Exchange Commission, including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2020, and future filings and reports by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com